Exhibit 16.1
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July 3, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.   20549

Gentlemen:

We have read the statements made by IMP, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 26, 2003. We are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ BDO Seidman, LLP
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BDO Seidman, LLP
San Jose, California